Exhibit 10.13

Yarra

                                   AGREEMENT
                                   ---------


BETWEEN THE UNDERSIGNED

"FOUNTAIN PHARMACEUTICALS, INC.", having its registered office at Largo, Florida (33777), 7279 Bryan Dairy Road, represented by Mr. Chris Whitaker, in his capacity of Vice President Operations, hereinafter referred to as FOUNTAIN PHARMACEUTICALS for the First Part,

and

"YARRA", Societe Anonyme authorized capital of 500.000 Francs, having its registered office at GRASSE (06130) France, 107, Route du Plan, represented by Mr. Jeffrey KAUFMAN, in his capacity of President of Board of Directors, hereinafter referred to as YARRA for the Second Part,

WITNESSETH:

Whereas FOUNTAIN PHARMACEUTICALS has developed from its own research, pharmaceutical products that it manufactures from its own formulae and commercializes worldwide.

Whereas FOUNTAIN PHARMACEUTICALS is willing to have its products distributed in the territory specified and has therefore approached YARRA.

Therefore FOUNTAIN PHARMACEUTICALS is willing to use the services of YARRA to search, present and negotiate one or several licensing agreement(s).

It was agreed as follows:

I - DEFINITIONS

PRODUCTS: the "PRODUCTS" are as described in the schedule hereto

MARKETING PARTNER: The "MARKETING PARTNER(S) presented by YARRA to exploit the products within the territory.

II - AIM OF THE CONTRACT

      II-1 FOUNTAIN PHARMACEUTICALS, assigns to YARRA for a period of two years the rights to search for and present one or more potential MARKETING PARTNERS for the "PRODUCTS", for the following territories:

              - Europe, Middle-East, Australia

      II-2 During the time of its mandate as foreseen above, YARRA acts as an intermediary to put FOUNTAIN PHARMACEUTICALS in contact with one or more potential MARKETING PARTNERS;

              YARRA has, additionally, the task of negotiating with the MARKETING PARTNERS and to participate in the conclusion of the operation.

III - OBLIGATIONS OF THE PARTIES

      III-1   Obligations of YARRA

              a. YARRA is obliged to search for one or more potential MARKETING PARTNERS for the PRODUCTS. In order to do this, YARRA will use all means available, human and material, its specialist knowledge of the field of activity concerned, and its contacts.

                   YARRA will inform FOUNTAIN PHARMACEUTICALS of the identity and nature of the potential MARKETING PARTNERS and will transmit to FOUNTAIN PHARMACEUTICALS all useful information in the possession of YARRA.

              b. YARRA shall assist FOUNTAIN PHARMACEUTICALS in negotiating the terms and conditions between FOUNTAIN PHARMACEUTICALS and the potential MARKETING PARTNERS.

      III-2   Obligations of FOUNTAIN PHARMACEUTICALS

              a. FOUNTAIN PHARMACEUTICALS is required to pay to YARRA the remuneration as agreed hereafter.

              b. FOUNTAIN PHARMACEUTICALS is similarly required to communicate to YARRA all the information that is indispensable for the execution of the operation.

      III-3 YARRA will be released from its undertaking in case of force majeure, that is to say events making the execution of its obligations impossible, also in case of intervention of the Responsible Authorities causing either a disruption of the economics of the contract or the impossibility of its execution.

IV -  REMUNERATION

      IV-1    Method of Calculation

      In exchange for its undertakings and work, YARRA will receive remuneration that is determined as follows:

              a. a fixed fee of TEN THOUSAND (10,000) US Dollars payable at the conclusion of each agreement, written or not, between FOUNTAIN PHARMACEUTICALS and each MARKETING PARTNER, at the latest, at the date of the first commercial sales.

              b. a commission calculated as a percentage of the net revenue related to PRODUCT sales to MARKETING PARTNERS by FOUNTAIN PHARMACEUTICALS.

                   The percentage will be defined as set forth below:

                   Year              Commission

                   Year 1            20%
                   Year 2            15%
                   Year 3            10%
                   Year 4            5%

                   Year 1 begins at the date of the first invoice related to each PRODUCT sales sent to the MARKETING PARTNER by FOUNTAIN PHARMACEUTICALS.

      IV-2    Payment

              The remuneration foreseen in b. is payable according to the sales statements which will be established by FOUNTAIN PHARMACEUTICALS and communicated to YARRA at the end of each legal quarter before the 10th day of each month.

              Payments will be made by the method to be indicated by YARRA.

              To permit the possible control of the commission's follow-up, YARRA is authorized to request the examination by an independent auditor at YARRA expenses, of the account relating to the sales of the PRODUCT by FOUNTAIN PHARMACEUTICALS to ensure that the conditions foreseen in the first indent of this article are properly applied.

V - TERMINATION OF THE CONTRACT

This contract will terminate at the end of the period of two years if the search mandate has not led to the conclusion of a distribution agreement, or at the expiration of the payment of the remuneration foreseen in clause IV-1 b. whichever is the later.

It will also terminate in the cases as noted in III-3 above.

Notwithstanding the termination of the contract, the conclusion of a DISTRIBUTION agreement, concluded by FOUNTAIN PHARMACEUTICALS or any intermediate person, with a MARKETING PARTNER presented by YARRA, occurring within two years after the date of termination of the contract, will allow YARRA to receive the remuneration as foreseen in article III.

VI - APPLICABLE LAW

This Agreement is expressly bound by French law.

Any dispute that may arise between YARRA and FOUNTAIN PHARMACEUTICALS, will be definitively settled by the "Arbitration Rules" of the Mediterranean Arbitration Institute, which has its registered office at CERAM B.P. 120, SOPHIA ANTIPOLIS, 06561 VALBONNE CEDEX.

Signed in duplicate,


the

at

FOUNTAIN PHARMACEUTICALS, INC.                        YARRA S.A.


/s/ Christopher J. Whitaker     21/3/00               /s/ Jeffrey Kaufman
--------------------------------------------          --------------------------

SCHEDULE ONE

Definition of the PRODUCTS

The "PRODUCTS" are:  LyphaZome(R)-based products

                                       6